Exhibit 99.1

Fuse Group Holding Inc. Entered into Letter of Intent to Acquire

E-Mo Biotech Holding Inc.

February 11, 2021 – Fuse Group Holding Inc. (OTCQB: FUST) (“Fuse” or the “Company”) today announced that the Company, through its wholly-owned subsidiary Fuse Biotech Inc., entered into a letter of intent (“LOI”) with E-Mo Biotech Holding Inc. (“E-Mo”) and shareholders (the “Sellers”) of E-Mo on February 9, 2021. Pursuant to the LOI, the Company plans to acquire all equity interest of E-Mo (the “Shares”), a company incorporated in Nevada. The LOI is non-binding except for the “Confidentiality”, “Exclusive Period” and “Governing Law” sections of the LOI.

Pursuant to the LOI, Sellers intend to sell, and Fuse intends to purchase from the Sellers the Shares at the total purchase price of $100 million to be paid in the shares of common stock of the Company, which should be valued at $1.00 per share for the purpose of this transaction.

E-Mo is involved in biology research and development including vaccines, immunological treatment, diagnostic product development and similar treatments against the Severe Acute Respiratory Syndrome Coronavirus 2 (“SARS-co-V2”) and relevant diseases.

Mr. Umesh Patel, Chief Executive Office of the Company said, “We are excited about the opportunity to enter into biotech research and development area. E-Mo is currently applying with U.S. FDA for phase 4 clinical trial for a new intended use of market existing vaccine, Polio Vaccine, against SARS-CoV-2 in control and prevention of Coronavirus disease (COVID-19). With COVID-19 pandemic raging around the world, our potential acquisition of E-Mo will not only implement the Company’s strategy entering into biotech business but also make our contribution to help control the pandemic with research and development.”

About Fuse Group Holding Inc.

Fuse Group Holding Inc. ("Fuse" or the "Company") is incorporated in Nevada and currently it explores opportunities in mining investment and consulting services. Fuse Biotech Inc., a wholly owned subsidiary of the Company is currently seeking business opportunities in the biotech area.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended September 30, 2020 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission (“SEC”), including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:

Fuse Group Holding Inc.

Tel: (626)-210-0000